Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in the Registration Statement on Form S-1 (the “Registration Statement”) of Graymark Healthcare, Inc. of our report dated March 28, 2011with respect to the consolidated balance sheets of Graymark Healthcare, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years then ended.
We also consent to the reference in such Registration Statement to our firm under the caption “Experts”.
/s/ Eide Bailly LLP
Greenwood Village, Colorado
March 28, 2011